SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )


Filed by the Registrant                      / x /

Filed by a Party other than the Registrant   /   /

Check the appropriate box:

/   /  Preliminary Proxy Statement

/   /  Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e) (2))

/ x /  Definitive Proxy Statement

/   /  Definitive Additional Materials

/   /  Soliciting Material Pursuant to Section 240.14a-11(c)
       or Section 240.14a-12

                  Northwest Natural Gas Company
- -----------------------------------------------------------------
         (Name of Registrant as Specified In Its Charter)

- -----------------------------------------------------------------
            (Name of Person(s) Filing Proxy Statement
                  if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ x / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
      14a-6(i)(2) or Item 22(a)(2) of Schedule 14A

/   / $500 per each party to the controversy pursuant to
      Exchange Act Rule 14a-6(i)(3)

/   / Fee computed on table below per Exchange Act Rules
      14a-6(i)(4) and 0-11

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          applies:

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     2)   Aggregate number of securities to which transaction
          applies:

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     3)   Per unit price or other underlying value of transaction
          computed pursuant to Exchange Act Rule 0-11:*

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     4)   Proposed maximum aggregate value of transaction:

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     5)   Total fee paid:

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/  / Fee paid previously with preliminary materials.

* Set forth the amount on which the filing fee is calculated and state how it was determined.

/  / Check box if any part of the fee is offset as provided by
     Exchange Act Rule 0-11(a)(2) and identify the filing for
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                  NORTHWEST NATURAL GAS COMPANY
                        ONE PACIFIC SQUARE
                      220 N.W. SECOND AVENUE
                      PORTLAND, OREGON 97209
                          (503) 226-4211


          NOTICE OF 1996 ANNUAL MEETING OF SHAREHOLDERS

                                 Portland, Oregon, April 12, 1996

To the Shareholders:

     The 1996 Annual Meeting of Shareholders of Northwest Natural Gas Company will be held in the State Ballroom of the Hilton Hotel, 921 S. W. Sixth Avenue, Portland, Oregon, on Thursday,
May 23, 1996, at two o'clock in the afternoon, Pacific Daylight Time, for the following purposes:

(1)  to elect four Class III directors to a term of three years;

(2)  to elect independent auditors for the year 1996; and

(3) to transact such other business as may properly come before the meeting or any adjournment thereof.

     Holders of Common Stock of record at the close of business on April 4, 1996 are entitled to vote upon all matters properly submitted to shareholder vote at the meeting.

     The Board of Directors of the Company is soliciting the proxies of all holders of the Common Stock who may be unable to attend the meeting in person. These proxies also will instruct the Administrator, or its agent, under the Company's Dividend Reinvestment and Stock Purchase Plan to vote any shares held for shareholders' benefit under this Plan, as indicated on the proxies. A proxy and a stamped return envelope are enclosed herewith for your use. No postage is needed if mailed in the United States.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS
MEETING.

     WE URGE YOU TO EXERCISE YOUR RIGHT TO VOTE BY PROMPTLY MARKING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD. THE PROMPT RETURN OF YOUR PROXY WILL SAVE YOUR COMPANY THE ADDITIONAL EXPENSE OF FURTHER REQUESTS TO ENSURE THE PRESENCE OF A QUORUM. YOU MAY VOTE IN PERSON AT THE MEETING WHETHER OR NOT YOU PREVIOUSLY HAVE RETURNED YOUR PROXY.

                              By Order of the Board of Directors,


                              /s/ C. J. Rue
                              Secretary

                  NORTHWEST NATURAL GAS COMPANY
                        ONE PACIFIC SQUARE
                      220 N.W. SECOND AVENUE
                      PORTLAND, OREGON 97209
                          (503) 226-4211

               1996 ANNUAL MEETING OF SHAREHOLDERS
                     TO BE HELD MAY 23, 1996

                         PROXY STATEMENT

     The Board of Directors of Northwest Natural Gas Company is soliciting the proxies of all holders of the Common Stock who may be unable to attend in person the Annual Meeting of Shareholders to be held in the State Ballroom of the Hilton Hotel, 921 S. W. Sixth Avenue, Portland, Oregon, on Thursday, May 23, 1996, at two o'clock in the afternoon, Pacific Daylight Time. The Company requests that you sign and return the enclosed proxy promptly.

     The Company's Annual Report for the fiscal year ended December 31, 1995, including audited financial statements, has been mailed to all shareholders. This proxy statement and the accompanying proxy card are being mailed to shareholders commencing April 12, 1996.

     All shares represented by proxies which have been properly executed and returned to the management will be voted at the meeting. Where a shareholder eligible to vote specifies a choice by means of the ballot space provided in the proxy, the shares will be voted in accordance with the specification so made. If no specification is made, such shares will be voted FOR Items 1 and 2, and may be cumulatively voted for the election of directors. The proxy may be revoked by you at any time before it is exercised by delivering to the Company a later dated proxy, by giving written notice of revocation to the Secretary of the Company at the address shown above, or by attending the meeting and voting your shares in person.

     The close of business on April 4, 1996 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                 VOTING SECURITIES OF THE COMPANY

     The 14,869,898 shares of Common Stock outstanding on March 18, 1996 were held by about 11,500 shareholders residing in 50 states and a number of foreign countries.

     Each holder of Common Stock of record at the close of business on April 4, 1996 will be entitled to one vote for each share of Common Stock so held on all matters properly submitted at the meeting. Such holder will be entitled to cumulative voting for directors; that is, to cast as many votes for one candidate as shall equal the number of shares held of record multiplied by the number of directors to be elected, or to distribute such number of votes among any number of the candidates.

     A majority of the shares of Common Stock outstanding at the close of business on April 4, 1996 must be represented at the meeting, in person or by proxy, to constitute a quorum for the transaction of business.

     The holders of Preferred Stock do not participate in the election of directors unless Preferred dividends are in arrears
(none are in arrears). The holders of the Preference Stock do not participate in the election of directors.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE
MEETING. YOU ARE URGED, REGARDLESS OF THE NUMBER OF SHARES HELD,
TO SIGN AND RETURN YOUR PROXY.

Item (l) - ELECTION OF DIRECTORS

     The Company's Restated Articles of Incorporation provide that the Board of Directors be comprised of not less than nine nor more than thirteen directors, with the exact number of directors to be determined by resolution adopted by the Board. The Board has fixed the number of directors at thirteen.
However, the number of directors will be reduced to twelve upon the retirement, at the conclusion of this year's Annual Meeting, of Mr. Carlton Woodard, who has served on the Board since 1976 and who has reached the mandatory retirement age for Board service. The Restated Articles also provide that the Board of Directors be divided into three classes and that the number of directors in each class be as nearly equal in number as possible.

     Members of each class are elected to serve a three-year term with the terms of office of each class ending in successive years. The term of Class III directors expires with this Annual Meeting of Shareholders. Ms. Mary Arnstad and Messrs. Thomas E. Dewey, Jr., Richard G. Reiten and Benjamin R. Whiteley are nominees for election to the Board as Class III directors to serve until the 1999 Annual Meeting or until their successors have been duly elected and qualified. Ms. Arnstad and Messrs. Dewey and Whiteley were elected by the shareholders at the 1993 Annual Meeting. Mr. Reiten was elected by the Board of Directors in 1996 to fill a vacancy created by an increase in the size of the Board. In case any of the nominees should become unavailable for election for any reason, the persons named in the proxy will have discretionary authority to vote for a substitute.
Management knows of no reason why any of the nominees would be unable to serve if elected.

     Under Oregon law, if a quorum of shareholders is present at the Annual Meeting, the four nominees who receive the greatest number of votes cast at the meeting shall be elected directors. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but are not counted and have no effect on the results of the vote for either directors or proposal 2.

     THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF THE
NOMINEES LISTED BELOW.

    INFORMATION CONCERNING NOMINEES AND CONTINUING DIRECTORS

           NOMINEES FOR ELECTION TO BOARD OF DIRECTORS

                            CLASS III
               (For a three-year term ending 1999)

(Photo      MARY ARNSTAD
 appears    President, The Heathman Management Group, Inc.,
 here)      Portland
            Age:  47
            Director since:  1992
            Board Committees:  Audit, Finance

     Since January 1, 1992, Ms. Arnstad has served as President of The Heathman Management Group, Inc., which owns and operates The Heathman Hotel and the B. Moloch/Heathman Bakery and Pub, both located in Portland, and The Greenwood Inn in Beaverton, Oregon. The firm also is involved with other hotel projects in the Pacific Northwest. She is also President and General Manager of The Heathman Hotel. From 1992 until 1994, she served as Vice Chairman of the Board of Directors of Preferred Hotels and Resorts Worldwide, and is on the governing boards of the Portland Oregon Visitors Association, the Portland Metropolitan Sports Authority and the Northwest Business Committee for the Arts. She is a graduate of Wittenberg University.

(Photo      THOMAS E. DEWEY, JR.
 appears    General Partner, McFarland Dewey & Co. (investment
 here)      banking firm), New York, New York
            Age: 63
            Director since: 1986
            Board Committees: Finance (Chairman), Audit

     Since 1989, Mr. Dewey has been a general partner in the investment banking firm of McFarland Dewey & Co., which provides clients with independent financial advice, including advice on matters such as corporate financial strategies and recapitalization proposals. Prior to his association with this firm, Mr. Dewey was President of Thomas E. Dewey Jr. & Co., Inc. which provided services covering all aspects of corporate and public finance. He is a director of InPhyNet Medical Management, Inc., and serves on the Board of Trustees and is Chairman Emeritus of Lenox Hill Hospital. He formerly served as a member of the Board and as Vice Chairman of New York City Housing Development Corporation. Mr. Dewey is a graduate of Princeton University and the Harvard Business School.

(Photo      RICHARD G. REITEN
 appears    President and Chief Operating Officer of the
 here)      Company, Portland
            Age: 56
            Director since: 1996
            Board Committee: None

     Mr. Reiten joined the Company as President and Chief Operating Officer and was elected to the Board effective March 1, 1996. From August 1992 through December 1995, Mr. Reiten served as President and Chief Operating Officer of Portland General Electric Company (PGE) after having served as President of PGE's parent company, Portland General Corporation (PGC), since January 1989. He also served as a director of PGC from 1990 until his resignation in December 1995. He is a director of Blue Cross and Blue Shield of Oregon and The Benchmark Group and formerly served as a director of West One Bank, Oregon. He is the past Chair and continues as a director of both the Portland Chamber of Commerce and the Association for Portland Progress, and serves on the advisory board of the University of Washington Graduate School of Business. Mr. Reiten is a graduate of the University of Washington and of the executive and board of directors programs at the Stanford Business School.

(Photo      BENJAMIN R. WHITELEY
 appears    Chairman of the Board, Standard Insurance Company,
 here)      and Lead Director of the Company, Portland
            Age:  66
            Director since:  1989
            Board Committees:  Executive (Chairman),
            Organization and Executive Compensation, Nominating

     Mr. Whiteley was appointed Chairman of the Board and Chief Executive Officer of Standard Insurance Company effective January 1, 1993, after having served as President and Chief Executive Officer since 1983. He retired as Chief Executive Officer of Standard in August 1994. He is also a director of Standard Insurance Company, Gunderson, Inc., U. S. Bancorp, The Greenbrier Companies, and Willamette Industries, Inc. In September 1994, he was elected to the new position of Lead Director of the Company's Board of Directors. Mr. Whiteley has been active in numerous civic organizations and currently serves on the boards of the Oregon Independent College Foundation, Pacific University, the Oregon State University Foundation, the Oregon Business Council, the Oregon Health Sciences Foundation, and the St. Vincent Medical Foundation. He is a graduate of Oregon State University, the University of Michigan, and the advanced management program at the Harvard Business School.

      MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
                             CLASS I
                        (TERM ENDING 1997)


(Photo      RICHARD B. KELLER
 appears    President, Keller Enterprises Inc., Portland
 here)      Age:  67
            Director since: 1983
            Board Committees: Executive, Pension (Chairman),
            Retirement (Chairman), Nominating, Organization and
            Executive Compensation

     Since 1975, Mr. Keller has served as President of Keller Enterprises Inc., a holding company which has a number of investments, and as President of High Point Management, Inc., the
General Partner of High Point Keller Limited Partnership.   For
many years, Keller Enterprises owned Western Paper Company, the major independent distributor of paper and packaging in the Northwest. Mr. Keller is a member of the Board of the Managing General Partner of Crown Pacific Partners, L. P. He also is a life trustee of both the Oregon Graduate Institute and Lewis & Clark College. Mr. Keller is a graduate of the United States Military Academy and the Harvard Business School.

(Photo      ROBERT L. RIDGLEY
 appears    Chairman of the Board and Chief Executive Officer of
 here)      the Company, Portland
            Age:  62
            Director since: 1984
            Board Committee: None

     Mr. Ridgley was elected Chairman of the Board and Chief Executive Officer of the Company effective March 1, 1996, after having served as its President and Chief Executive Officer since January 1, 1985. Prior to joining the Company as Executive Vice President in 1984, Mr. Ridgley was a senior partner in a large Portland law firm with a business and utility law practice. He is a director of Kaiser Foundation Hospitals and the Kaiser Foundation Health Plan. He is the immediate past Chairman of the Oregon Business Council, and a past Chairman of both the American Gas Association and the Pacific Coast Gas Association. Mr. Ridgley serves as a director of the Association for Portland Progress and the Oregon Independent College Foundation, as a Trustee and Vice Chair of the Oregon Chapter of The Nature Conservancy and as a Trustee of the Oregon Health Sciences Foundation. He is a graduate of Cornell University and the Harvard Law School.

(Photo      DWIGHT A. SANGREY
 appears    President and Chief Executive Officer, Fraction
 here)      Biologics, LLC, Tualatin, Oregon
            Age: 55
            Director since: 1992
            Board Committees: Environmental Policy (Chairman),
            Pension, Retirement

     In 1995, Mr. Sangrey was appointed President and Chief Executive Officer of Fraction Biologics, LLC, an advanced biotechnology firm which produces and markets pharmaceutical products. The firm has businesses in the United States and China. From 1988 until 1994, he was President of the Oregon Graduate Institute of Science & Technology (OGI), and was Professor of Environmental Science and Engineering at OGI until 1995. He is a board member of Precision Castparts, Pacific University and Saturday Academy and also serves on several national education and science policy committees. Mr. Sangrey is a graduate of Lafayette College, the University of Massachusetts and Cornell University.

(Photo      WILLIAM R. WILEY
 appears    Senior Vice President for Science and Technology
 here)      Policy, Battelle Memorial Institute, Richland,
            Washington
            Age:  64
            Director since:  1994
            Board Committees:  Environmental Policy, Finance

     Dr. Wiley has been a Senior Vice President of Battelle Memorial Institute, an independent, science-based organization, since 1984. From 1984 until 1994, he also was Director of
Battelle's Pacific Northwest Laboratories.   He is a member and
former President of the Board of Regents of Washington State University, a Foundation Associate of Seattle's Pacific Science Center, and a member of the boards of directors of the Seattle Branch of the Federal Reserve Bank of San Francisco, Safeco Corporation, Forward Washington and The Washington Roundtable. Dr. Wiley is a graduate of Tougaloo College, the University of Illinois-Urbana and Washington State University.

                             CLASS II

                        (TERM ENDING 1998)

(Photo      TOD R. HAMACHEK
 appears    President and Chief Executive Officer, Penwest, Ltd.
 here)      Bellevue, Washington
            Age: 50
            Director since: 1986
            Board Committees: Pension, Retirement, Organization and Executive Compensation (Chairman)

     Since 1985, Mr. Hamachek has served as President and Chief Executive Officer of Penwest, Ltd., a diversified producer of specialty chemicals and food and pharmaceutical ingredients. He is a director of Penwest, Ltd., The Seattle Times Company, The Blethen Corporation (the majority owner of The Seattle Times),
and DEKALB Genetics Corporation.   Mr. Hamachek is a trustee
and/or director of the Virginia Mason Medical Center, the Pacific Science Center, the Seattle Foundation, The Washington Roundtable and Lakeside School. He also serves on the advisory board of the University of Washington Graduate School of Business. He is a graduate of Williams College and the Harvard Business School.

(Photo      WAYNE D. KUNI
 appears    President, Kuni Enterprises, Beaverton, Oregon
 here)      Age:  65
            Director since: 1980
            Board Committees: Executive, Audit (Chairman),
            Finance, Organization and Executive Compensation

     Mr. Kuni is the founder, President and principal shareholder of Kuni Enterprises, which owns Cadillac, Lexus, BMW and other automobile dealerships in Oregon, Colorado and California. He is past president of the Oregon Automobile Dealers Association, the Portland Chamber of Commerce and the Arlington Club. He is a member of the Boards of Trustees of Linfield College and the Oregon Health Sciences Foundation, and serves on the Board of Keller Enterprises. He is Chairman Emeritus of the Board of Governors of the Portland Shriners Hospital. Mr. Kuni is a graduate in business administration from the General Motors Institute, Flint, Michigan.

(Photo      MELODY C. TEPPOLA
 appears    Managing Partner, National Builders Hardware
 here)      Company, Portland
            Age:  53
            Director since: 1987
            Board Committees: Pension, Retirement, Nominating,
            Environmental Policy

     Ms. Teppola has been associated with National Builders
Hardware Company, a regional and national distributor of builders hardware, woodworking machinery and decorative plumbing, since
1965. Her community activities have focused on art, education and advocacy for women and children. She is currently a member of the Salvation Army Advisory Council and a director of the Bonnie Bronson Fund of the Oregon Community Foundation and the Bosco-Milligan Foundation for Historic Preservation. Ms. Teppola is a
Mills College graduate.

(Photo      RUSSELL F. TROMLEY
 appears    President and Chief Executive Officer, Tromley
 here)      Industrial Holdings, Inc., Tualatin, Oregon
            Age:  56
            Director since:  1994
            Board Committees:  Audit, Finance

     In 1990, Mr. Tromley formed Tromley Industrial Holdings, Inc., and, since then, has served as its President and Chief Executive Officer. Tromley Industrial Holdings is involved in nonferrous metals alloying and distribution, the manufacture and sale of equipment for the foundry and steel industry, industrial equipment leasing and industrial and retail business property investments. Mr. Tromley is a past president of the Casting Industry Suppliers Association, a past president of the Arlington Club and is a non-lawyer arbitrator for the Oregon State Bar
Association.   He also serves as a director of the Evans Scholars
Foundation and the Western Golf Association, both located in Golf, Illinois. Mr. Tromley attended the University of Washington, Northwestern University and the Harvard Business School.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES:

     There are eight standing committees of the Board: the Audit, Retirement, Pension, Organization and Executive Compensation,
Nominating, Environmental Policy, Finance and Executive
Committees.

     The Audit Committee is comprised of directors Arnstad, Dewey, Kuni and Tromley, each of whom is an outside director.
The Committee approves the work program of the Company's internal audit staff and reviews the corporate audit and other internal accounting control matters with the independent certified public accountants elected by the shareholders. It reports regularly to the Board. The Committee held four meetings during 1995.

     The Retirement Committee and the Pension Committee oversee the administration of the Company's two defined benefit plans, its Retirement Plan for Non-Bargaining Unit Employees and its Retirement Plan for Bargaining Unit Employees. The Retirement Committee consists of directors Hamachek, Keller, Teppola and Sangrey. These directors, together with a representative chosen by the bargaining unit members, also constitute the Pension Committee. The two Committees, in aggregate, met seven times during 1995.

     The Organization and Executive Compensation Committee, which is comprised of directors Hamachek, Keller, Kuni and Whiteley, each of whom is an outside director, reviews the performance of executive officers, considers executive compensation survey data in making recommendations to the Board relating to the Company's executive compensation program and benefit plans, and administers the 1985 Stock Option Plan. This Committee also makes recommendations to the Board on organization and executive succession matters. Four meetings of this Committee were held during 1995.

     The Nominating Committee is comprised of directors Keller, Teppola, Whiteley and Woodard. The Committee recommends to the Board of Directors nominees for election as directors. No meetings of this Committee were held during 1995. Shareholders' suggestions for director-nominees may be submitted to the Secretary of the Company for consideration by the Nominating Committee. The Company's Restated Articles of Incorporation provide that no person, except those nominated by the Board, shall be eligible for election as a director unless a written request that his or her name be placed in nomination, together with the written consent of the nominee, shall be received from a shareholder of record entitled to vote at such election by the Secretary of the Company on or before the later of (a) the thirtieth day prior to the date fixed for the meeting, or (b) the tenth day after the mailing of the notice of that meeting.

     The Environmental Policy Committee develops and recommends to the Board appropriate environmental policies and advises the Board concerning the status of the Company's compliance with environmental regulations. The Committee is comprised of directors Sangrey, Teppola, Wiley and Woodard. This Committee held three meetings in 1995.

     The Finance Committee is responsible for reviewing strategies and making recommendations to the Board with respect to the Company's financing programs, financial policy matters and material regulatory issues. The Committee consists of directors Arnstad, Dewey, Kuni, Tromley and Wiley. The Committee held three meetings in 1995.

     The Executive Committee is empowered, during intervals between Board meetings, to exercise all of the authority of the Board in the management of the Company, except as otherwise may be provided by law. This Committee, which is comprised of directors Keller, Kuni, Whiteley and Woodard, held two meetings during 1995.

     In 1994, the Board created the new position of Lead Director and elected Mr. Whiteley to the position. The Lead Director consults with the chief executive officer on board organization matters, including the selection of committee members and chairs. The Lead Director also chairs meetings of the Executive Committee of the Board as well as regularly scheduled meetings of outside directors, which are held at least twice each year, and coordinates the annual evaluation by outside directors of the Board's performance.

     Directors who are not employees of the Company receive an annual retainer of $8,000, and a fee of $800 for each Board and Committee meeting attended. Non-employee directors who retire from the Board at age 72 with at least ten years of service are eligible to receive an annual retirement benefit equal to the annual retainer. The benefit is payable for life. In addition, an annual retainer of $6,000 is paid to each Committee chair, except the chair of the Executive Committee/Lead Director who is paid $2,000 per month for his services in these capacities. Non-employee directors who also serve as directors of Oregon Natural Gas Development Corporation, a subsidiary of the Company, also receive a fee of $800 for each board meeting attended. Non-employee directors who serve as directors of NNG Financial Corporation, also a subsidiary of the Company, also receive a fee of $250 for each board meeting attended.

     During 1995, there were eight meetings of the Company's Board, an aggregate of six meetings of the boards of the above-mentioned subsidiaries, and an aggregate of 23 committee meetings. No director attended fewer than 75 percent of the total meetings of the Board, subsidiary boards, and committees on which he or she served, except Dr. Wiley who attended 67 percent of such meetings.

DIRECTORS DEFERRED COMPENSATION PLAN

     Directors may elect to defer the receipt of all or a part of their directors' fees under the Company's Directors Deferred Compensation Plan. Deferred amounts are credited to a deferred compensation account to which interest is credited quarterly at a rate equal to the annual rate of interest paid on 30-year U.S. Treasury securities plus three percentage points, subject to a six percent minimum rate. The rate is adjusted quarterly. A participant may elect to receive deferred amounts and accrued interest in a lump sum, in installments over a period not to exceed ten years, or in a combination of lump sum and installment payments.

     The Company's obligations under the Plan are unfunded and benefits will be paid from the general funds of the Company. The Company has purchased life insurance policies on the lives of the participants, the proceeds from which will be used to reimburse the Company for the payment of Plan benefits. This insurance is designed so that, if the assumptions made as to mortality experience, policy dividends and other factors are realized, insurance policy proceeds paid to the Company will be at least equal to all the premium payments and benefits paid under the Plan. The cost of any one individual participant cannot be properly allocated or determined because of overall Plan assumptions.

     In connection with this Plan, the Company has established the Umbrella Trust for Directors, with Bank of America Oregon serving as the trustee. The Company may from time to time transfer assets to the trustee to hold in trust for the benefit of Plan participants. The Company's obligations under the Plan are not limited to trust assets, and Plan participants will have a claim against the Company for any payments not made by the trustee. The Company instructs the trustee as to the investment of the trust's assets and the trustee's fees and expenses are paid by the Company.

     Upon the occurrence of certain events, such as a change in control of the Company, termination of the Plan or the failure by the Company to provide the trust with adequate funds to pay current benefits, the Company may be required under the terms of the trust to contribute to the trust the amount by which the present value of all benefits payable under the Plan exceeds the value of the trust's assets.

NON-EMPLOYEE DIRECTORS STOCK COMPENSATION PLAN

     Non-employee directors of the Company are awarded approximately $15,000 worth of the Company's Common Stock every five years pursuant to the Company's Non-Employee Directors Stock Compensation Plan. Shares awarded under this Plan vest in monthly installments over the five-year period following the award. Unvested shares are forfeited if the recipient ceases to be a director. The shares awarded are purchased in the open market by the Company at the time of award. Certificates representing a director's vested shares are held by the Company until the director leaves the Board at which time they are transferred to the director. Non-employee directors continuing in office have been awarded an aggregate of 7,899 shares under this Plan.

COMPLIANCE WITH OWNERSHIP REPORTING REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file reports of ownership and changes in ownership of Company Common Stock with the Securities and Exchange Commission. The Company is required to disclose in this proxy statement any late filings of those reports made by its directors and executive officers during 1995. Based solely upon a review of the copies of such reports furnished to it and written representations that no other such reports were required, the Company believes that during 1995 all directors and executive officers timely filed all such required reports.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY DIRECTORS AND EXECUTIVE
OFFICERS

            Set forth below is certain information with respect to beneficial ownership of the Company's Common Stock as of February 29, 1996 (except as otherwise noted) by all directors and nominees, each of the executive officers named in the Summary Compensation Table on page 13 and all directors and executive officers as a group.

                                                        Percent of
     Names of                                           Outstanding
     Beneficial Owner            Number of Shares(1)    Common Stock
     ----------------            -------------------    ------------
     Mary Arnstad                      621    (2)           *
     Bruce R. DeBolt                17,848    (3)           *
     Thomas E. Dewey, Jr.            1,301    (4)           *
     Dwayne L. Foley                14,632    (5)           *
     Tod R. Hamachek                 1,540    (4)           *
     Richard B. Keller               8,340    (4),(6)       *
     Wayne D. Kuni                   3,636    (4),(7)       *
     Michael S. McCoy               11,970    (8)           *
     Richard G. Reiten                   0
     Robert L. Ridgley              30,727    (9)           *
     Bruce B. Samson                14,347    (10)          *
     Dwight A. Sangrey                 613    (2)           *
     Melody C. Teppola               1,662    (11)          *
     Russell F. Tromley              2,249    (12)          *
     Benjamin R. Whiteley            1,760    (13)          *
     William R. Wiley                  519    (14)          *


     All directors and officers
     as a group (20 in number)     149,293    (15)        1.0
_______________________

* The total for each individual is less than 1.0 percent and the total for all directors and executive officers as a group is 1.0 percent of the shares of Common Stock outstanding.

(1) Unless otherwise indicated, beneficial ownership includes both sole voting power and sole investment power.

(2) Includes 521 shares awarded and subject to vesting under the Non-Employee Directors Stock Compensation Plan (NEDSCP) of which 338 were vested on February 29, 1996 and 183 will vest over the subsequent 21 months.

(3)  Includes 4,122  shares held jointly with wife and 12,000 shares which Mr. DeBolt has the right to acquire within 60 days through the exercise of options under the 1985 Stock
     Option Plan  (1985 SOP).

(4) Includes 1,001 shares awarded and subject to vesting under the NEDSCP of which 752 were vested on February 29, 1996 and 249 will vest over the subsequent 34 months.

(5)  Consists of 6,134 shares held jointly with wife and 8,498 shares which Mr. Foley has the right to acquire within 60 days through the exercise of options under the 1985 SOP.

(6)  Includes 6,000 shares held by Keller Enterprises.

(7)  Includes 2,562 shares held in trust.

(8)  Consists of 6,421 shares held jointly with wife and 5,549 shares which Mr. McCoy has the right to acquire within 60 days through the exercise of options under the 1985 SOP.

(9) Includes 16,279 shares which Mr. Ridgley has the right to acquire within 60 days through the exercise of options under the 1985 SOP.

(10) Includes 300 shares held jointly with wife, 1,462 shares held indirectly by Mr. Samson under the Retirement K Savings Plan (RKSP) at October 31, 1995 and 10,000 shares which
     Mr. Samson has the right to acquire within 60 days through the exercise of options under the 1985 SOP.

(11) Includes 1,001 shares awarded and subject to vesting under the NEDSCP of which 752 (including 563 held in trust) were vested on February 29, 1996 and 249 will vest over the subsequent 34 months, and an additional 603 shares held in trust.

(12) Includes 438 shares awarded and subject to vesting under the NEDSCP of which 189 were vested on February 29, 1996 and 249 will vest over the subsequent 34 months.

(13) Includes 1,001 shares awarded and subject to vesting under the NEDSCP of which 657 were vested on February 29, 1996 and 344 will vest over the subsequent 42 months.

(14) Includes 413 shares awarded and subject to vesting under the NEDSCP of which 172 were vested on February 29, 1996 and 241 will vest over the subsequent 35 months.

(15) Includes 18,203 shares of which 10,003 shares are held jointly with spouses; 2,266 shares held indirectly under the RKSP at October 31, 1995; and 17,059 shares which the executive officers not named above have the right to acquire within 60 days through the exercise of options under the 1985 SOP.

                      EXECUTIVE COMPENSATION
     Shown below is information concerning the annual and other compensation for services in all capacities to the Company for the years ended December 31, 1995, 1994 and 1993, of those persons who were, during 1995 and at December 31, 1995 (i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Company (the Named Executive Officers):

                    SUMMARY COMPENSATION TABLE


                                                                      Long-term
                                                                      Compensation
                                         Annual Compensation          ------------
                                   ---------------------------------   Securities
                                                        Other Annual   Underlying  All Other
  Name and Principal                                    Compensation   Options/   Compensation
       Position            Year     Salary        Bonus       (1)      Sars(#)        (2)
 --------------------      ----     ------        -----  ------------  ---------  -----------
Robert L. Ridgley          1995    $378,803     $160,000    $4,207          0      $14,359
  President and Chief      1994     360,800      153,200     2,476      3,182       11,180
  Executive Officer        1993     344,233      186,000         0          0       11,889

Bruce R. DeBolt            1995     181,900       56,400         0          0        7,203
  Senior Vice President    1994     177,067       55,300         0      4,000        6,970
  and Chief Financial
  Officer                  1993     172,117       65,000         0          0        6,562

Dwayne L. Foley            1995     181,900       52,600         0          0        4,076
 Senior Vice President     1994     177,067       53,800         0      5,250        3,290
                           1993     172,117       64,000         0          0        3,662

Bruce B. Samson            1995     164,017       52,500         0          0        5,641
  Senior Vice President    1994     156,883       52,900         0      2,000        6,138
  and General Counsel      1993     147,633       62,000         0          0        5,201

Michael S. McCoy           1995     160,917       53,400         0          0        4,323
  Senior Vice President    1994     142,617       53,000         0      4,750        6,002
                           1993     130,100       61,000         0          0        5,232

- ----------------------

(1) Amounts for the years 1994 and 1995 represent the employee portion of the Medicare Hospital Insurance Tax liability paid by the Company on the present value increase in those years of Mr. Ridgley's benefit under the Executive
     Supplemental Retirement Income Plan.

(2) Amounts for the year 1995 consist of: (1) amounts contributed or accrued for the year 1995 for the Named Executive Officers under the Company's Executive Deferred Compensation Plan (EDCP) ($10,640 for Mr. Ridgley, $4,744 for Mr. DeBolt, $4,029 for Mr. Foley, $3,280 for Mr. Samson, and $4,278 for Mr. McCoy) and its Retirement K Savings Plan ($3,015 for Mr. Ridgley, $2,310 each for Messrs. DeBolt and Samson, and $0 each for Messrs. Foley and McCoy); and
     (2) the above-market portion of interest on deferred compensation credited to the accounts of the Named Executive Officers under the EDCP during 1995 ($704 for Mr. Ridgley, $149 for Mr. DeBolt, $47 for Mr. Foley, $51 for Mr. Samson and $45 for Mr. McCoy).

                   OPTIONS/SARs GRANTED IN 1995

          No stock options were granted to the Named Executive
Officers during 1995.

           OPTIONS/SAR EXERCISES AND YEAR-END VALUES

     Shown below is information with respect to options to purchase shares of the Company's Common Stock exercised in 1995 and unexercised options granted under the 1985 Stock Option Plan to the Named Executive Officers and held by them at December 31, 1995.

AGGREGATED OPTION/SAR EXERCISES IN 1995 AND YEAR-END OPTION/SAR
                              VALUES

                                          No. of Securities       Value of Unexercised
                                       Underlying Unexercised          In-the-Money
                                           Options/SARs at            Options/SARs at
                     No. of               December 31, 1995          December 31, 1995
                     Shares             -----------------------    ---------------------
                  Acquired on   Value                 Unexer-       Exer-       Unexer-
     Name           Exercise  Realized  Exercisable  cisable(1)   cisable(2)   cisable
- ----------------- ----------- --------  -----------  ----------   ---------   ------
Robert L. Ridgley   10,422    $128,970    16,279        0         $106,413      0
Bruce R. DeBolt          0           0    12,000        0           65,000      0
Dwayne L. Foley      6,134      50,126     8,498        0           26,390      0
Bruce B. Samson          0           0    10,000        0           65,000      0
Michael S. McCoy     6,421      60,792     5,549        0            6,492      0

- --------------

(1) Unexercisable options are those options which have been granted but cannot yet be exercised due to Internal Revenue Code restrictions on the value of incentive options granted and the restriction that options are not exercisable during the first year following the date they are granted.

(2) Represents the difference between the exercise prices for in-the-money options and the closing price of $33.00 for the Company's Common Stock as quoted on the Nasdaq Stock Market on December 29, 1995 times the number of in-the-money options. Options granted in 1994 were not in-the-money at year-end 1995.
<TABLE/>

 REPORT OF THE ORGANIZATION AND EXECUTIVE COMPENSATION COMMITTEE ON
                EXECUTIVE MANAGEMENT COMPENSATION


EXECUTIVE COMPENSATION PRINCIPLES

     The Company's executive compensation program is administered by the Organization and Executive Compensation Committee of the Board of Directors (the Committee) which is comprised of directors Hamachek, Keller, Kuni and Whiteley, each of whom is an outside director. The program is designed to attract, motivate and retain talented executives critical to the achievement of the Company's long-term business strategy, its annual goals and objectives, the enhancement of shareholder value, and the implementation of corporate values. The program seeks to do this by:

- -    Tieing a portion of each executive's total compensation to the achievement of previously-established annual performance goals.

- -    Aligning executives' long-term interests with those of the
     Company's shareholders by encouraging ownership of the Company's Common Stock.

- -    Providing total compensation, including base salary and
     incentive compensation, which is competitive with that of other utilities and service and industrial companies of comparable size and circumstances.

     In establishing executive compensation levels, the Committee also takes into consideration the Company's reductions in recent years in the total number of executive officers and re-assignments of the responsibilities of officers who have retired.
Through these actions, the number of officers has been reduced by four, from a high of 14 in 1986 to the present ten executive officers, producing a flatter, more efficient executive structure.

EXECUTIVE COMPENSATION COMPONENTS

     There are three primary components of the Company's executive compensation program - annual base salary, annual incentive cash bonuses and long-term stock options.

BASE SALARIES

     Base salaries paid to executives are established by the Board of Directors upon the recommendation of the Committee based, in part, on market salary analyses prepared by the Company's independent compensation consultant and used by the Company in setting salary levels. This same methodology is used for all non-bargaining unit employees. These analyses include salary data for comparable executive positions of electric and gas utilities as well as service and industrial companies of approximately the same size in terms of total revenues located throughout the United States. The gas utility portion of the analysis includes data from the American Gas Association executive compensation survey, which includes substantially the same companies which comprise the American Gas Association Local Distribution Company Index appearing on the performance graph (page 19). The Committee uses this information as a guide to establish base salaries that are competitive with those paid to executives in similar positions in comparable companies. Generally, it is the Committee's policy to target executives' base salaries at a level equivalent to the 50th percentile for base salaries for comparable positions included in the consultant's analyses. Each executive's targeted salary level may be adjusted, at the discretion of the Committee, on the basis of such executive's performance and potential, as well as changes in duties and responsibilities. Executives' salaries are reviewed by the Committee annually.

EXECUTIVE ANNUAL INCENTIVE PLAN

     The Company's Executive Annual Incentive Plan is intended to advance the interests of the Company and its shareholders by means of an incentive cash bonus program which will motivate key executives to achieve previously-established annual performance goals. The amounts to be paid if these goals should be achieved, when added to base salaries, are intended to place the Company's executives' compensation at between the 50th and 75th percentiles of total cash compensation for comparable positions included in the consultant's analyses.

     Participation in the Plan currently is limited to ten executive officers designated by the Board. The payment of awards under this Plan is contingent upon meeting predetermined individual and Company performance goals.

     At the beginning of each year, weighted performance goals are established. At year-end, performance is measured against these goals on an arithmetic scale. The results are considered by the Committee in determining the amounts, if any, to be awarded.

     The amounts of these awards are based on a formula which reflects an allocation between Company and individual performance criteria. The allocation depends upon each executive's ability to influence corporate performance. Depending upon position, performance and the other factors considered by the Committee, an executive can earn from 20% to 40% of base salary if the prescribed Company and individual performance goals are met, and up to 30% to 60% of base salary if these goals are exceeded.

     As in prior years, 1995 performance goals focused on strengthening the Company's financial position. These included the achievement of: (1) net income in an amount which the Committee determined would demonstrate above average performance;
(2) a weighted average ranking for return on equity over a two-year period which would exceed a base level among a peer group of other gas utilities; and (3) several operating goals related to marketing, controlling the cost of connecting new customers, customer satisfaction and productivity. In combination, these goals measured the Company's performance in terms of its overall profitability, its financial performance, the reduction of costs
and the achievement of greater efficiency.   In determining the
awards, the Committee utilized a performance matrix which accorded 50% to net income and 25% to each of the other two goals. The grant of any award for 1995 was conditioned upon the Company's 1995 net income exceeding a percentage of the target designated in advance by the Board and being sufficient to cover the payment of all dividends.

1985 STOCK OPTION PLAN

     The long-term component of the Company's executive compensation program consists of the 1985 Stock Option Plan.
Stock options enable executives to benefit from increases in the price of the Company's Common Stock, thereby aligning their interests with those of the common shareholders.

     The Company has not made grants under the Plan on an annual basis and no options were granted to the Named Executive Officers in 1995. When grants are made, the number of options granted is not based upon a predetermined formula, but rather upon the Committee's judgment as to how many options will provide meaningful incentives to executives. The number of options to be granted is based on a consideration of factors that include the number of shares available for grant under the Plan, the number of options previously granted, state regulatory restrictions on options granted to executives, and the number of shares then owned by each Named Executive Officer in relation to an informal targeted objective for stock ownership by executives.

CEO COMPENSATION

     Compensation paid to Robert L. Ridgley, as president and chief executive officer, for the year 1995 consisted, in part, of an increase in base salary and, in part, of an incentive bonus. Mr. Ridgley's compensation reflects a 4.9% increase in base salary, effective March 1, 1995, which was deemed by the Committee and the Board to be appropriate to maintain the competitiveness of Mr. Ridgley's base salary. His compensation also reflects a cash bonus of $160,000 under the Executive Annual Incentive Plan. The award of the bonus for 1995, which is equal to 42.2% of Mr. Ridgley's 1995 base salary, was based on the Committee's evaluation of Mr. Ridgley's performance in relation to the achievement of the 1995 financial goals and the partial achievement of the operating goals described above. For 1995, the Company reported earnings of $2.42 per share, and record net income applicable to common stock of $35.3 million despite weather in the Company's service territory that was the second warmest in 45 years. These 1995 results exceeded the financial performance goals established for the year. For 1995, the Company's return on equity of 11.8% ranked seventh among 30 comparable companies. Combined with the return on equity in 1994, the Company's weighted two-year ranking for return on equity was eighth within this group. The Committee determined that the achievements made with respect to these performance goals, together with the partial achievement of the operating goals discussed above, warranted the bonus awarded to Mr. Ridgley for 1995.

DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986 limits to $1 million per person the amount that the Company may deduct for compensation paid in any year to any of its five highest-paid executive officers. The Company does not expect the base salary and annual cash incentive bonus paid to any executive officer to exceed $1 million in any year.

          Substantially all of the options granted under the 1985 Stock Option Plan have been Incentive Stock Options. The Company receives no tax deduction from the exercise of an Incentive Stock Option unless the optionee disposes of the acquired shares before satisfying certain holding periods. In February 1996, the Committee determined that option grants would henceforth generally be Non-Statutory Stock Options for which the Company will receive a tax deduction upon exercise. Under IRS regulations, the $1 million cap on deductibility applies to compensation recognized by an optionee upon an early disposition of an Incentive Stock Option or exercise of a Non-Statutory Stock Option unless the option meets certain requirements. It is the Company's policy generally to grant options that meet the requirements of the IRS regulations so that any such compensation recognized by an optionee will be fully deductible.

                                   Tod R. Hamachek, Chair
                                   Richard B. Keller
                                   Wayne D. Kuni
                                   Benjamin R. Whiteley

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the annual percentage change in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return of the S&P Composite - 500 Stock Index and the American Gas Association (AGA) Local Distribution Company (LDC) Index for the period of five years commencing December 31, 1990 and ended December 31, 1995.

        COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN *
               (Based on $100 invested on 12/31/90)

(Performance line graph depicting five-year cumulative total return information for the Company, the S&P 500 and the American
Gas Association Local Distribution Company Index based on $100 invested on December 31, 1990. Data points for the Company, the S&P 500 and the AGA LDC Index are shown below.)

                    1990      1991     1992      1993       1994      1995
                    ----      ----     ----      ----       ----      ----
N.W. Natural Gas  $100.00   $118.21   $124.26   $156.96   $143.26    $168.85
S&P 500           $100.00   $130.47   $140.41   $154.57   $156.61    $215.46
AGA LDC Index     $100.00   $121.18   $144.62   $168.02   $152.59    $199.73

- --------------

* Total return assumes reinvestment of dividends daily for the S&P 500 and at year-end for the Company and the AGA LDC Index.
**   The AGA LDC Index is comprised of the following companies:

          Atlanta Gas Light Co., Atmos Energy Corporation, Bay State Gas Company, The Berkshire Gas Company, Brooklyn Union Gas Co., Colonial Gas Company, Connecticut Energy Corp., Connecticut Natural Gas, Delta Natural Gas Co., Inc., EnergyNorth Inc., Energy West Inc., Essex County Gas Company, Fall River Gas Company, Indiana Energy, Inc., Laclede Gas Company, MCN Corporation, Mobile Gas Service Corp., New Jersey Resources Corporation, NICOR Inc., North Carolina Natural Gas, Northwest Natural Gas Company, NUI Corporation, Pacific Enterprises, Peoples Energy Corporation, Piedmont Natural Gas Co., Providence Energy Corp., Public Service Co. of North Carolina, Southern Union Gas Company, United Cities Gas Company, Washington Gas Light Co. and Yankee Energy System, Inc.

RETIREMENT PLANS

     The following table shows the estimated annual retirement benefit payable on a straight life annuity basis (net of Social Security offset) for participants (consisting of all executive officers) in the Company's Executive Supplemental Retirement Income Plan (ESRIP) from all Company defined benefit plans: the qualified Retirement Plan for Non-Bargaining Unit Employees, the Executive Deferred Compensation Plan supplemental benefit and the ESRIP. Optional forms of payment, including joint and survivor forms, are available, subject to an actuarial adjustment in the amount of payment.

                       PENSION PLAN TABLE

                         Years of Service

Compensation       15         20        25          30          35
- ------------       --         --        --          --          --
 $150,000      $ 82,500   $ 82,500   $ 90,000    $ 90,000    $ 90,000
  200,000       115,000    115,000    125,000     125,000     125,000
  250,000       147,500    147,500    160,000     160,000     160,000
  300,000       180,000    180,000    195,000     195,000     195,000
  350,000       212,500    212,500    230,000     230,000     230,000
  400,000       245,000    245,000    265,000     265,000     265,000
  450,000       277,500    277,500    300,000     300,000     300,000
  500,000       310,000    310,000    335,000     335,000     335,000
  550,000       342,500    342,500    370,000     370,000     370,000
  600,000       375,000    375,000    405,000     405,000     405,000
  650,000       407,500    407,500    440,000     440,000     440,000

  For purposes of the ESRIP, "compensation" consists of the annual salary of the plan participant last approved by the Organization and Executive Compensation Committee of the Board of Directors and being paid by the Company at the date of retirement plus the average of the last three bonus awards (if any) paid prior to retirement.

  The credited years of service under the ESRIP for Messrs. Ridgley, DeBolt, Foley, Samson, and McCoy are 35 years, 16 years, 28 years, 13 years and 26 years, respectively. For purposes of the ESRIP, Messrs. Ridgley and Samson were granted an additional 23 years and 7 years, respectively, of past service credit which are included in years of service shown.

ITEM (2) - ELECTION OF AUDITORS

  The Audit Committee of the Board of Directors has recommended that Deloitte & Touche LLP, independent certified public accountants, be retained as independent auditors of the Company for the year 1996, and that this firm be elected by the shareholders at the Annual Meeting. Deloitte & Touche LLP has been engaged in this capacity by the Company since 1932. A representative of Deloitte & Touche LLP will be present at the Annual Meeting of Shareholders and will be provided with the opportunity to make a statement and to respond to appropriate questions. In case Deloitte & Touche LLP is not elected, the Board of Directors will select another independent certified public accounting firm to serve as independent auditors of the Company.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE
FOR THE ELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS
FOR THE YEAR 1996.

                         OTHER MATTERS

  The management does not know of any other matters to be presented at the Annual Meeting. If other matters should be properly presented at the meeting, the persons named in the accompanying proxy will vote the shares represented by such proxy with respect to such matters in accordance with their best judgment.

EXECUTIVE SEVERANCE AGREEMENTS

  In February 1996, the Board of Directors approved the
Company's entry into severance agreements with eight designated officers of the Company, including all of the Named Executive Officers other than Mr. Ridgley. These agreements generally provide for the payment, upon the termination of the employee's employment by the Company without cause or by the employee for "good reason" (as defined in the severance agreement) within two years following a change of control of the Company, of an amount equal to the maximum amount payable without causing any portion to constitute a "parachute payment" subject to excise tax. This amount will generally equal three times the employee's average taxable compensation over the prior five years. Each employee is obligated under the severance agreement to remain in the employ of the Company for a period of 270 days following a "potential change in control" (as defined in the severance agreements). All of the eight designated officers have executed the severance agreements.

EMPLOYMENT AGREEMENTS

  On October 27, 1983, the Company entered into an employment agreement with Mr. Ridgley which provides for the continuation of his salary in the event his employment as an executive officer is terminated by the Company for reasons other than malfeasance in office. This agreement provides that Mr. Ridgley will receive payment of one year's salary if employment is terminated, for reasons other than a change in control of the Company, prior to his reaching age 65. However, should Mr. Ridgley's employment be terminated as the result of a change in control of the Company prior to his reaching age 65, he will receive payment of three years' salary. Under this agreement with Mr. Ridgley, the Company also agreed to recognize 23 years of past service for purposes of the Executive Supplemental Retirement Income Plan. Accordingly, upon retirement, Mr. Ridgley will be eligible for benefits under this Plan as if he had commenced employment with the Company on January 1, 1961. Mr. Ridgley has indicated his intent to retire as chief executive officer as of December 31, 1996.

  On September 22, 1994, the Company entered into an agreement with Mr. Ridgley which provides for him to perform certain services for the Company following his planned retirement. This agreement provides that Mr. Ridgley will serve as Chairman of the Board and as a consultant for two years for which he will receive $10,000 per month. This amount would continue to be paid to Mr. Ridgley's wife in the event of his death or disability during the two-year period. The agreement also provides for Mr. Ridgley's continued use of a Company automobile during this two-year period, and the reimbursement by the Company of certain business-related club dues and assessments until he reaches age 72 or retires from the Board, whichever occurs earlier.

  Under an agreement with Mr. Samson dated November 27, 1989, the Company agreed to recognize seven years of past service for purposes of the Executive Supplemental Retirement Income Plan. Mr. Samson will be eligible for benefits under this Plan as if he had commenced employment with the Company on March 1, 1983.

              1997 ANNUAL MEETING OF SHAREHOLDERS

  The 1997 Annual Meeting of Shareholders is scheduled to be held in Portland on Thursday, May 22, 1997. Specific proposals of common shareholders intended to be presented at this meeting must comply with the requirements of the Securities Exchange Act of 1934 and be received by the Secretary of the Company for inclusion in its 1997 proxy materials by December 13, 1996.

                            GENERAL

  Proxies may be solicited on behalf of the Board of Directors by regular employees in person or by mail, telephone or facsimile transmission. The Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses incurred in forwarding proxies and proxy materials to the beneficial owners of such shares. All solicitation costs will be borne by the Company. The Company has retained Beacon Hill Partners Inc. to assist in the solicitation of proxies from banks, brokers and nominees at a fee of $2,000 plus reasonable out-of-pocket expenses.

  If you are unable to be present at the Annual Meeting in person, please mark, date, sign and mail the enclosed proxy so that the business of the meeting can be transacted.

                              By Order of the Board of Directors,

Portland, Oregon              C. J. Rue
April 12, 1996                Secretary


April 12, 1996




Dear Shareholder:

You are cordially invited to attend the 1996 Annual Meeting of Shareholders of Northwest Natural Gas Company (the Company), which will be held in the State Ballroom of the Hilton Hotel, 921 S.W. Sixth Avenue, Portland, Oregon, on Thursday, May 23, 1996, commencing at 2:00 p.m. Pacific Daylight Time. We look forward to greeting as many of our shareholders as are able to be with us.

At the meeting you will asked to consider and vote upon (1) the election of four directors and (2) the election of independent auditors. Your Board of Directors unanimously recommends that you vote FOR proposals 1 and 2.

WHETHER OR NOT YOU EXPECT TO ATTEND, TO ASSURE YOUR REPRESENTATION AT THE MEETING AND THE PRESENCE OF A QUORUM, PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY, for which a return envelope is provided.

Sincerely,

/s/ Robert L. Ridgley

Robert L. Ridgley
Chairman and Chief Executive Officer

- ----------------------------------------------------------------------
PROXY FORM               Northwest Natural Gas              PROXY FORM
- ----------------------------------------------------------------------
This proxy when properly executed will be voted in the manner directed herein by the shareholder whose signature appears below. If no direction is made, the proxy will be voted FOR Items 1 and 2.

When signing as attorney-in-fact, executor, administrator, trustee, guardian or officer of a corporation please give full title as such. On joint accounts, each owner should sign.

- ----------------------------------------------------------------------
ITEM 1.    Election of Directors:

           Class III Nominees: Mary Arnstad, Thomas E. Dewey, Jr.
           Richard G. Reiten, Benjamin R. Whiteley

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)
_______________________________________________________________


/ / VOTE FOR all nominees listed above (except as marked to the contrary to the right)

/ /  VOTE WITHHELD from all nominees
                                                   FOR  AGAINST  ABSTAIN
                                                   ---  -------  -------
ITEM 2. Election of Deloitte & Touche LLP          / /    / /      / /
        as Auditors for 1996.

Please mark this box if you have any comments or changes to
names or addresses.                                              /  /

Please mark this box if you plan to attend the Annual Meeting.   /  /

- ----------------------------------------------------------------------
                            PLEASE MARK ALL
                        CHOICES LIKE THIS / X /

Signature _____________________    Date _____________________

Signature _____________________    Date _____________________



- ----------------------------------------------------------------------
PROXY FORM               Northwest Natural Gas              PROXY FORM
- ----------------------------------------------------------------------

  Please date and sign this proxy on the reverse side and mail without delay in the enclosed envelope to the Company, 220 N.W. Second Avenue, Portland, Oregon 97209.

                  NORTHWEST NATURAL GAS COMPANY
          PROXY FOR 1996 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Wayne D. Kuni, Robert L. Ridgley and Carlton Woodard and each or any of them, the proxy or proxies, with power of substitution and with authorization to vote all of the common shares of the undersigned at the annual meeting of shareholders of Northwest Natural Gas Company to be held on Thursday, May 23, 1996, and at all adjournments thereof,
(i) as designated on the reverse of this card and, (ii) at their discretion, upon any and all matters which properly may be brought before such meeting or any adjournment thereof.

THE ADMINISTRATOR, OR ITS AGENT, UNDER THE COMPANY'S DIVIDEND
REINVESTMENT AND STOCK PURCHASE PLAN HEREBY IS INSTRUCTED TO
EXECUTE A PROXY WITH IDENTICAL INSTRUCTIONS TO VOTE THOSE SHARES
OF THE UNDERSIGNED, IF ANY, HELD UNDER THE PLAN.

The Company will provide reasonable accommodation for a disability. If you need an accommodation, please contact the Company at (503) 226-4211 at least 72 hours before the meeting.